UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2008
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 7, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Lear Corporation (“Lear” or the “Company”) approved merit increases to the annual base salary levels of certain of Lear’s executive officers, effective May 1, 2008, including the following: Daniel A. Ninivaggi, Executive Vice President, Strategic and Corporate Planning — from $775,000 to $790,000; Raymond E. Scott, Senior Vice President and President, Global Electrical and Electronic Systems — from $625,000 to $640,000; Louis R. Salvatore, Senior Vice President and President, Global Seating Systems — from $625,000 to $640,000; James H. Brackenbury, Senior Vice President and President, European Operations — from $550,000 to $560,000; and Matthew J. Simoncini, Senior Vice President and Chief Financial Officer — from $575,000 to $640,000. No increases were made to the annual base salary levels of Robert E. Rossiter, Chairman, Chief Executive Officer and President, or James H. Vandenberghe, Vice Chairman.
On May 7, 2008, in recognition of Mr. Vandenberghe’s contributions to Lear and the commencement of his one-year consulting agreement on his May 31, 2008 retirement date, the Committee also approved the award of cash-settled stock appreciation rights (“SARs”) to Mr. Vandenberghe. The awards include (i) SARs on 50,000 shares of Lear common stock with a grant price of $39.00 per share and an expiration date of March 19, 2009 and (ii) SARs on 75,000 shares of Lear common stock with a grant price of $41.83 per share and an expiration date of June 30, 2009. All of the SARs will vest and become exercisable on July 1, 2008, provided that all of Mr. Vandenberghe’s currently outstanding stock option awards expire unexercised on or prior to June 30, 2008. Upon the exercise of vested SARs, Mr. Vandenberghe is entitled to an amount in cash equal to the aggregate amount, if any, by which the Lear stock price upon exercise exceeds the grant price of the SAR for all SARs so exercised. The foregoing summary of the terms of the SARs is qualified in its entirety by reference to the full text of the SARs Terms and Conditions, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Section 8 — Other Events
Item 8.01 Other Events.
The Annual Meeting of Stockholders of the Company was held on May 8, 2008. The stockholders of the Company voted to approve (i) the election of Messrs. Vincent J. Intrieri, Conrad L. Mallett, Jr. and Robert E. Rossiter as directors of the Company for terms expiring at the annual meeting of stockholders in 2009, (ii) the ratification of the appointment of Ernst & Young LLP as Lear’s independent registered public accounting firm for the year ending December 31, 2008 and (iii) a stockholder proposal to adopt simple majority voting requirements in Lear’s charter and by-laws.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Exhibit Description

10.1	Cash-Settled Stock Appreciation Rights Terms and Conditions for James H. Vandenberghe

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: May 9, 2008	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cash-Settled Stock Appreciation Rights Terms and Conditions for James H. Vandenberghe